UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2017 Performance Incentive Plan

The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) previously adopted an amendment and restatement of the Western Digital Corporation 2017 Performance Incentive Plan (the “2017 Plan”), subject to approval by the Company’s stockholders. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders approved the 2017 Plan on November 7, 2018. Among other things, the 2017 Plan reflects amendments to:

(i)

increase the number of shares of the Company’s common stock available for award grants under the 2017 Plan by 6,000,000 shares, from 80,602,114 shares to a new maximum aggregate limit of 86,602,114 shares;

(ii)

increase the number of shares of the Company’s common stock that may be delivered under the 2017 Plan pursuant to stock options qualified as incentive stock options under the Internal Revenue Code by an additional 6,000,000 shares, from 79,837,248 shares to a new aggregate incentive stock option limit of 85,837,248 shares. These stock option awards count against, and are not in addition to, the aggregate share limit of 86,602,114 shares referenced in (i) above;

(iii)

remove, as to future award grants, the limits on performance-based awards intended to satisfy the requirements for deductibility of compensation under Section 162(m) of the Internal Revenue Code, as the Tax Cuts and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m); and

(iv)

provide that shares that are reacquired or withheld by the Company on or after November 7, 2018 as full or partial payment in connection with certain “full value awards” (i.e., awards other than stock options and stock appreciation rights), as well as shares reacquired or withheld by the Company on or after November 7, 2018 to satisfy the tax withholding obligations related to full value awards, will not count against the share limit of the 2017 Plan and will be available for new award grants under the 2017 Plan.

The foregoing summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amended and Restated 2005 Employee Stock Purchase Plan

The Board previously adopted an amendment and restatement of the Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan (the “ESPP”), subject to approval by the Company’s stockholders. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders approved the ESPP on November 7, 2018. Among other things, the ESPP reflects amendments to increase the number of shares of the Company’s common stock authorized for issuance under the ESPP by 10,000,000 shares, from 27,000,000 shares to a new maximum aggregate limit of 37,000,000 shares.

The foregoing summary of the ESPP is qualified in its entirety by reference to the text of the ESPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 7, 2018. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following nine directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Martin I. Cole	211,943,503	2,890,516	294,693	42,203,107
Kathleen A. Cote	208,065,637	6,774,434	288,641	42,203,107
Henry T. DeNero	207,451,077	7,377,919	299,716	42,203,107
Tunç Doluca	212,857,435	1,975,155	296,122	42,203,107
Michael D. Lambert	207,783,294	7,048,402	297,016	42,203,107
Len. J. Lauer	207,379,837	7,453,429	295,446	42,203,107
Matthew E. Massengill	208,499,697	6,324,813	304,202	42,203,107
Stephen D. Milligan	210,881,916	3,978,592	268,204	42,203,107
Paula A. Price	212,938,085	1,902,656	287,971	42,203,107

Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory basis, the named executive officer compensation described in the Company’s definitive proxy statement for the annual meeting of stockholders filed with the Securities and Exchange Commission on September 28, 2018. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
188,788,867	25,307,241	1,032,604	42,203,107

Approval of the 2017 Plan. As described in more detail above, the stockholders approved the 2017 Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
190,444,914	24,351,073	332,725	42,203,107

Approval of the ESPP. As described in more detail above, the stockholders approved the ESPP. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
211,511,958	3,348,461	268,293	42,203,107

Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2019. The voting results were as follows:

For	Against	Abstain
248,263,087	8,613,745	454,987

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this report.

Exhibit No.	Description

10.1	Western Digital Corporation Amended and Restated 2017 Performance Incentive Plan

10.2	Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)

Date: November 7, 2018	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary